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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 November 17, 2004

CUBIST PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21379 (Commission File Number)	22-3192085 (IRS Employer Identification No.)

65 Hayden Avenue, Lexington, Massachusetts 02421
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐
  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐
  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

  ☐
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

        On November 17, 2004, the registrant filed a Prospectus Supplement ("Prospectus Supplement") pursuant to Rule 424(b)(5) of the General Rules and Regulations under the Securities Act of 1933, as amended, in connection with its Registration Statement filed on Form S-3 (File No. 333-119371), as amended, with the Securities and Exchange Commission.

        The registrant includes in this Current Report on Form 8-K its business summary and risk factor disclosures set forth in the Prospectus Supplement.

        The business summary set forth below is taken directly from the Prospectus Supplement. This summary highlights selected information about the registrant. This information is not complete and does not contain all of the information you should consider before investing in our common stock. You should carefully read all of our periodic reports, the "Risk Factors" set forth below, and our financial statements before making an investment decision.

        The risk factor disclosure set forth below is taken directly from the Prospectus Supplement. Investing in our company involves a high degree of risk. You should consider carefully the risks described, together with the other publicly available information about our company. If any of the risks set forth below actually occur, our business, operating results or financial condition could be materially adversely affected. This could cause the market price of our common stock to decline and could cause you to lose all or part of your investment.

BUSINESS

Overview

        We are a biopharmaceutical company focused on the research, development and commercialization of products that address unmet medical needs in the acute care environment. To date, we have focused exclusively on developing business and product opportunities in the antiinfective market place. CUBICIN® (daptomycin for injection), our flagship product, was approved on September 12, 2003 by the U.S. Food and Drug Administration, or FDA, for sale in the United States, and we began shipping Cubicin in November 2003. From launch through September 30, 2004, net product sales of Cubicin were $39.2 million. Cubicin is approved in the United States for the treatment of complicated skin and skin structure infections, or cSSS infections, caused by certain Gram-positive bacteria. Our pipeline includes HepeX-B™, a monoclonal antibody biologic, which is in the second of two phase 2 clinical trials for the prevention of re-infection by the Hepatitis B virus in liver transplant patients. We also focus our research efforts on discovering novel members of the lipopeptide class of molecules and other natural products discovery.

Cubicin

        Cubicin is the first antibiotic from a new class of antiinfectives called lipopeptides. Under laboratory conditions, Cubicin exhibits rapid bactericidal activity against most clinically significant Gram-positive bacteria, including multi-drug resistant bacteria. Cubicin is currently the only once-daily bactericidal antibiotic approved in the United States for the treatment of cSSS infections caused by susceptible strains of the following Gram-positive microorganisms: Staphylococcus aureus (including methicillin-resistant strains), Streptococcus pyogenes, S. agalactiae, S. dysgalactiae subsp equisimilis and Enterococcus faecalis (vancomycin-susceptible strains only).

        We believe that Cubicin provides an important advantage over existing antibiotic therapies in the treatment of cSSS infections, given its rapid bactericidal properties and distinct mechanism of action, its convenient once-daily dosing regimen, its similar safety profile to other parenteral antibiotics and its spectrum of activity against both susceptible strains of Gram-positive pathogens and strains that are resistant to other antibiotic therapies. In addition, there has been no mechanism of resistance to Cubicin identified, and no observance of cross-resistance with any other class of antibiotic.

Clinical Development of Cubicin

        Cubicin is approved in the United States for the treatment of cSSS infections caused by certain Gram-positive organisms. We are currently evaluating the safety and efficacy of Cubicin for the treatment of infective endocarditis and bacteremia caused by S. aureus in an international Phase 3 clinical trial. On October 26, 2004, we announced that an independent data monitoring committee had completed its fourth planned safety review of patients enrolled in the trial and recommended that the trial be continued. On November 9, 2004, following consultation with the FDA, we announced that we have completed enrollment of patients in this international Phase 3 clinical trial. The FDA had previously requested that we amend the original protocol for the trial to include patients with left-sided endocarditis. Based on the challenges of enrolling these seriously ill patients, the FDA agreed that the inclusion of these patients would not be a requirement for a possible expansion of the Cubicin label to include right-sided endocarditis and/or complicated bacteremia due to S. aureus. As a result, with more than 230 patients enrolled in this trial at centers in the United States and Western Europe, we have met our overall enrollment target. We expect to conclude the trial with last patient/last visit in the second quarter of 2005 and anticipate releasing data in the middle of 2005.

        In addition, we are currently conducting clinical trials of Cubicin in the treatment of surgical wounds and in patients with end-stage renal disease.

U.S. Market Launch of Cubicin

        We generated net product sales of Cubicin of $6.3 million in the first quarter of 2004, $13.2 million in the second quarter of 2004 and $18.0 million in the third quarter of 2004, for a total of $37.5 million in net sales of Cubicin for the nine months ended September 30, 2004. We market Cubicin to approximately 900 of the top U.S. hospitals that dispense the majority of the prescriptions for parenteral antibiotics to treat Gram-positive cSSS infections. In addition to our in-house marketing team, our sales force consists of approximately 75 sales representatives and 7 regional business directors. Most of our sales representatives and business directors have extensive hospital-based sales experience and many have previously sold antiinfectives to the hospitals in their current territories. In addition, we plan to increase our sales force by 24 sales representatives in the first quarter of 2005, allowing us to expand our calling effort from approximately 900 U.S. hospitals to approximately 1,300.

The International Opportunity for Cubicin

        On October 3, 2003, we announced an international commercialization agreement with Chiron Corporation, for the development and commercialization of Cubicin in Western and Eastern Europe, Australia, New Zealand, India and certain Central American, South American and Middle Eastern countries. In addition, we have entered into agreements with Medison Pharma, Ltd., for the marketing of Cubicin in Israel and Palestine and with TTY Biopharm Company Limited for the marketing of Cubicin in Taiwan. We intend to seek additional development and commercialization agreements in the remaining significant markets around the world to maximize global sales of Cubicin. We, together with Chiron Corporation, are on track to file the European marketing authorization application for Cubicin by the end of 2004. We anticipate approval and launch of Cubicin in Europe in early 2006.

Our Clinical Pipeline and Research and Development Programs

        Our research efforts focus on the discovery of novel antiinfectives and novel antiinfective classes. Through experience and acquisition, we have amassed an extensive portfolio of proprietary methods for discovering novel pharmaceuticals.

        In June 2004, we entered into a license agreement with XTL Biopharmaceuticals Ltd. for the worldwide development and commercialization of an investigational monoclonal antibody product known as HepeX-B. HepeX-B is currently in the second of two Phase 2 clinical trials to determine its potential for the prevention of re-infection by the Hepatitis B virus in liver transplant patients.

        In addition to our clinical and pre-clinical development programs, we are pursuing multiple opportunities in new drug discovery. Focused exclusively on the antiinfective space, we utilize a variety of technologies to identify novel compounds and molecules to discover novel antimicrobial drugs.

Recent Developments

        On November 12, 2004, we announced that Scott M. Rocklage, Ph.D. is retiring as our Chairman and resigning from our Board of Directors effective as of December 31, 2004. David W. Martin, Jr., M.D., who was appointed Lead Director of our Board of Directors in October 2004, will lead the Board of Directors until a new Chairman is appointed. We have already commenced the search for a new Chairman of the Board. Dr. Rocklage had served as our Chief Executive Officer from 1994 through June 2003, and has served as our Chairman since 2000.

RISK FACTORS

Risks Related to Our Business

  We depend heavily on the success of our lead product Cubicin, which may not be widely accepted by physicians, patients, third-party payors, or the medical community in general.

        We have invested a significant portion of our time and financial resources in the development of Cubicin. We anticipate that in the near term our ability to generate revenues will depend solely on the commercial success of Cubicin, which depends upon its acceptance by the medical community. Cubicin was approved by the FDA in September 2003 and launched in the United States in November 2003. Because of the recent introduction of Cubicin, we have very limited experience as to the sales of this product. We cannot be sure that Cubicin will continue to be accepted by purchasers in the pharmaceutical market. Cubicin competes with a number of existing antiinfective drugs manufactured and marketed by major pharmaceutical companies and potentially against new antiinfective drugs that are not yet marketed. The degree of market acceptance of Cubicin depends on a number of factors, including:

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  the demonstration of the clinical efficacy and safety of Cubicin;

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  the advantages and disadvantages of Cubicin compared to alternative therapies;

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  our ability to educate the medical community about the safety and effectiveness of Cubicin;

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  the reimbursement policies of government and third-party payors; and

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  the market price of Cubicin.

        We cannot be sure that physicians, patients, third-party payors, or the medical community in general will continue to accept and utilize Cubicin. Even if the medical community accepts that Cubicin is safe and efficacious for its approved indication, physicians may choose to restrict the use of Cubicin due to antibiotic resistance concerns.

  Our ability to generate revenues from the commercialization and sale of Cubicin will be limited if we do not obtain approval to market Cubicin for additional therapeutic uses or fulfill certain post-approval requirements of the FDA relating to Cubicin.

        The FDA granted approval for Cubicin for the treatment of cSSS infections in the United States. In order to implement our business plan for Cubicin, we will need to obtain regulatory approval for additional indications and from foreign regulatory authorities. To do so, we will need to successfully conduct additional clinical trials and then apply for and obtain the appropriate regulatory approvals. If we are unsuccessful in our clinical trials, or we experience a delay in obtaining or are unable to obtain authorizations for expanded uses of Cubicin, our revenues may not grow as expected and our business and operating results will be harmed.

        In addition, the FDA approval to market Cubicin in the United States requires that we conduct a post-marketing clinical study to assess the safety, efficacy and pharmacokinetics of Cubicin in renal impairment patients with cSSS infections. We have commenced this study and anticipate commencing enrollment of patients in early 2005. Our business would be seriously harmed if we do not complete this study and the FDA revokes its marketing approval for Cubicin.

  We will need to obtain regulatory approvals for our other drug candidates and our ability to generate revenues from the commercialization and sale of products resulting from our development efforts will be limited by any failure to obtain these approvals.

        The FDA and comparable regulatory agencies in foreign countries impose substantial requirements for the development, production and commercial introduction of drug products. These include lengthy and detailed pre-clinical, laboratory and clinical testing procedures, sampling activities and other costly and time-consuming procedures. All of our drug candidates will require governmental approvals for commercialization, and, to date, we have not obtained government approval for any drug product other than Cubicin for the indication of cSSS infections in the United States. Pre-clinical testing, clinical trials and manufacturing of our drug candidates will be subject to rigorous and extensive regulation by the FDA and corresponding foreign regulatory authorities. In addition, such authorities, including the FDA, may impose more stringent requirements than currently in effect, which may adversely affect our planned drug development efforts. Satisfaction of the requirements of the FDA and of foreign regulatory agency requirements typically takes a significant number of years and can vary substantially based upon the type, complexity and novelty of the drug candidate.

        No product can receive FDA approval unless human clinical trials show both safety and efficacy for each target indication in accordance with FDA standards. We have limited experience conducting clinical trials. The majority of drug candidates that begin human clinical trials fail to demonstrate the desired safety and efficacy characteristics. Failure to demonstrate the safety and efficacy of our drug candidates for each target indication in clinical trials would prevent us from obtaining required approvals from regulatory authorities, which would prevent us from commercializing those drug candidates. The results of our clinical testing of a drug candidate may cause us to suspend, terminate or redesign our clinical testing program for that drug candidate. We cannot be sure when we, independently or with our collaborative partners, might be in a position to submit additional drug candidates for regulatory review. In addition, we cannot be sure that regulatory approval will be granted for drug candidates that we submit for regulatory review. Moreover, if regulatory approval to market a drug product is granted, the approval may impose limitations on the indicated use for which the drug product may be marketed as well as additional post-approval requirements.

        Our ability to generate revenues from the commercialization and sale of additional drug products will be limited by any failure to obtain these approvals.

  If clinical trials for our drug candidates are unsuccessful or delayed, we will be unable to meet our anticipated development and commercialization timelines, which could harm our business.

        Before we receive regulatory approvals for the commercial sale of any of our drug candidates, our drug candidates are subject to extensive pre-clinical testing and clinical trials to demonstrate their safety and efficacy in humans. Conducting pre-clinical testing and clinical trials is a lengthy, time-consuming and expensive process that often takes many years. Furthermore, we cannot be sure that pre-clinical testing or clinical trials of any drug candidates will demonstrate the safety and efficacy of our drug candidates at all or to the extent necessary to obtain regulatory approvals. Companies in the biotechnology and pharmaceutical industries, including companies with greater experience in pre-clinical testing and clinical trials than we have, have suffered significant setbacks in advanced clinical trials, even after demonstrating promising results in earlier trials. For example, our clinical trials on Cubicin for the treatment of pneumonia failed to demonstrate sufficient efficacy despite promising results in pre-clinical and early clinical trials.

        Our clinical trials must be carried out under protocols that are acceptable to regulatory authorities and to the committees responsible for clinical studies at the sites at which the studies are conducted. There may be delays in preparing protocols or receiving approval for them that may delay either or both of the start and finish of our clinical trials. Feedback from regulatory authorities or results from earlier stage clinical studies might require modifications or delays in later stage clinical trials. These types of delays can result in increased development costs and delayed regulatory approvals.

        Furthermore, there are a number of additional factors that may cause delays in our clinical trials. We have limited experience in conducting pre-clinical testing or clinical trials. We currently have one product candidate in clinical development and Cubicin is being studied in additional clinical trials. The rate of completion of our clinical trials is also dependent in part on the rate of patient enrollment. There may be limited availability of patients who meet the criteria for certain clinical trials. Delays in planned patient enrollment can result in increased development costs and delays in regulatory approvals. For example, our ongoing clinical trial to determine the safety and efficacy of using Cubicin to treat endocarditis, or infections of the heart valves, which is now fully enrolled, experienced delays attributable to slow enrollment. In addition, our clinical trials may be delayed by one or more of the following factors:

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  inability to manufacture sufficient quantities of materials for use in clinical trials;

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  inability to adequately follow patients after treatment;

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  the failure of third-party clinical trial managers to perform;

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  the failure of our clinical investigational sites and related facilities and records to be in compliance with the FDA's Good Clinical Practices; or

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  inability to enroll study subjects.

        If clinical trials for our drug candidates are unsuccessful or delayed, we will be unable to meet our anticipated development and commercialization timelines, which could harm our business and cause our stock price to decline.

  We will face significant competition from other biotechnology and pharmaceutical companies, particularly with respect to Cubicin, and our operating results will suffer if we fail to compete effectively.

        The biotechnology and pharmaceutical industries are intensely competitive. We have competitors both in the United States and internationally, including major multinational pharmaceutical and chemical companies, biotechnology companies and universities and other research institutions. Many of our competitors have greater financial and other resources, such as larger research and development staffs and more experienced marketing and manufacturing organizations. Our competitors may succeed in developing or licensing on an exclusive basis technologies and drug products that are more effective or less costly than any drug candidate that we are currently developing or that we may have or develop, which could render our technology, Cubicin or our future drug products, if any, obsolete and noncompetitive.

        The competition in the market for therapeutic products that address infectious diseases is intense. Cubicin faces competition from commercially available drugs such as vancomycin, marketed generically by Abbott Laboratories, Shionogi & Co., Ltd., and others, Zyvox, marketed by Pfizer, Inc., and Synercid, marketed by King Pharmaceuticals, Inc. These products have established safety and efficacy profiles. In particular, vancomycin has been a widely used and well known antibiotic for over 40 years and is sold in a relatively inexpensive generic form. Accordingly, if price competition inhibits the acceptance of Cubicin or if the reluctance of physicians to switch from existing drugs to Cubicin inhibits the acceptance of Cubicin, we will not achieve our business plan. In addition, Cubicin may face competition from drug candidates currently in clinical development, including drug candidates that could receive regulatory approval before Cubicin in countries outside the United States. The inability to compete with existing drug products or subsequently introduced drug products would have a material adverse impact on our operating results.

  We are completely dependent on third parties to manufacture Cubicin, and our commercialization of Cubicin could be stopped, delayed, or made less profitable if those third parties fail to provide us with sufficient quantities of Cubicin or fail to do so at acceptable prices.

        We do not have the capability to manufacture our own Cubicin bulk drug substance. We have entered into manufacturing and supply agreements with both DSM Capua, SpA and ACS Dobfar, SpA to manufacture and supply to us Cubicin drug substance for commercial purposes. However, only DSM is currently capable of manufacturing Cubicin drug substance for commercial sale, and ACS will not be capable of manufacturing Cubicin drug substance for commercial sale until such time as they have received the required regulatory approvals. We currently anticipate that ACS will be able to manufacture Cubicin drug substance for commercial sale in the first half of 2005. Therefore, we will continue to depend entirely on one company, DSM, to manufacture Cubicin drug substance for commercial sale until that time. We also currently depend on one company, DSM, to manufacture Cubicin drug substance for our clinical trials.

        We do not have the capability to manufacture our own Cubicin finished drug product. We have entered into manufacturing and supply agreements with both Hospira, formerly the core global hospital products business of Abbott Laboratories, and Cardinal Health to manufacture and supply to us finished drug product. However, only Hospira is currently capable of manufacturing finished product for commercial sale, and we do not expect that Cardinal will be capable of manufacturing finished product for commercial sale until the first half of 2005. Therefore, we anticipate that we will continue to depend entirely on one company, Hospira, to manufacture clinical grade vialed formulations of Cubicin and to manufacture and supply final vialed Cubicin commercial drug product until that time.

        If ACS or Cardinal are unable to obtain or are delayed in obtaining regulatory approvals necessary for the manufacture of Cubicin, we could experience significant interruptions in the supply of Cubicin. Because both the DSM and ACS manufacturing facilities are located in Italy, we may also experience interruption or significant delay in the supply of Cubicin drug substance due to natural disasters, acts of war or terrorism, labor unrest or political instability in Italy. In addition, given our current fill schedule with Hospira, we believe it will be necessary to have Cardinal approved in the first couple of months of 2005 or to obtain additional filling runs from Hospira in order to meet our expected demand for 2005.

        If we are required to transfer manufacturing processes from any of our bulk or finished drug product manufacturers to other third-party manufacturers, we would be required to satisfy various additional regulatory requirements, and we could experience significant interruptions in the supply of Cubicin.

        We cannot guarantee that we will be able to reduce the costs of commercial scale manufacturing of Cubicin over time. If the manufacturing costs of Cubicin are too high, it may significantly delay or prevent Cubist from achieving profitability. In order to reduce costs, we may need to develop and implement process improvements. In order to implement such process improvements, we will need, from time to time, to notify or make filings with regulatory authorities. We cannot guarantee that we will be able to enhance and optimize output in our commercial manufacturing process. If we cannot enhance and optimize output, we may not be able to reduce our costs over time.

  We have collaborative relationships that may expose us to a number of risks.

        We have entered into, and anticipate continuing to enter into, collaborative arrangements with multiple third parties to discover, test, manufacture and market drug candidates and drug products. In particular, on October 3, 2003, we announced an international commercialization agreement with Chiron to seek regulatory approvals and commercialize Cubicin in Western and Eastern Europe, Australia, New Zealand, India and certain Central American, South American and Middle Eastern countries. Collaborations such as these are necessary for us to research, develop, and commercialize drug candidates. We cannot be sure that we will be able to establish any additional collaborative relationships on terms acceptable to us.

        Reliance on collaborative relationships poses a number of risks including the following:

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  our collaborators may not perform their obligations as expected;

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  the amount and timing of resources dedicated by our collaborative partners to their respective collaborations with us is not under our control;

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  some drug candidates discovered in collaboration with us may be viewed by our collaborative partners as competitive with their own drug candidates or drug products;

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  our collaborative partners may not elect to proceed with the development of drug candidates that we believe to be promising;

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  disagreements with collaborators, including disagreements over proprietary rights, might cause delays or termination of the research, development or commercialization of drug candidates, might lead to additional responsibilities with respect to drug candidates, or might result in litigation or arbitration, any of which would be time-consuming and expensive; and

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  some of our collaborative partners might develop independently, or with others, drug products that could compete with ours.

        Collaborative arrangements with third parties are a critical part of our business strategy, and any inability on our part to be able to establish collaborations on terms favorable to us or to work successfully with our collaborators will have an adverse effect on our operations and financial performance.

  We depend on third parties in the conduct of our clinical trials for Cubicin and expect to do so with respect to other drug candidates and any failure of those parties to fulfill their obligations could adversely affect our development and commercialization plans.

        We depend on independent clinical investigators, contract research organizations and other third-party service providers in the conduct of our clinical trials for Cubicin and expect to do so with respect to other drug candidates. We rely heavily on these parties for successful execution of our clinical trials, but do not control many aspects of their activities. For example, the investigators are not our employees. However, we are responsible for ensuring that each of our clinical trials is conducted in accordance with the general investigational plan and protocols for the trial. Third parties may not complete activities on schedule, or may not conduct our clinical trials in accordance with regulatory requirements or our stated protocols. The failure of these third parties to carry out their obligations could delay or prevent the development, approval and commercialization of Cubicin and future drug candidates.

  If we are unable to continue to develop satisfactory sales and marketing capabilities, we may not succeed in commercializing Cubicin.

        Until our launch of Cubicin in November 2003, we had not previously marketed or sold a drug product. In connection with our launch of Cubicin, we developed our own sales and marketing capabilities in the United States, and we continue to develop those capabilities. Our U.S. sales and marketing team has worked together for a limited period of time. We cannot guarantee that we will be successful in selling and marketing Cubicin on our own in the United States. Even if we obtain approval to market Cubicin in one or more of the countries in which we intend to commercialize Cubicin pursuant to our collaboration agreement with Chiron or our other current or future collaborations, we cannot guarantee that we will be successful in marketing Cubicin in international markets.

  We have incurred substantial losses in the past and expect to incur additional losses over the next several years.

        Since we began operations, we have incurred substantial net losses in every fiscal period. We incurred a net loss of $58.8 million for the nine months ended September 30, 2004, and had an accumulated deficit of $434.3 million at September 30, 2004. These losses have resulted from costs associated with conducting research and development, conducting clinical trials, commercialization efforts and associated administrative costs.

        We expect to incur significant additional operating losses for the foreseeable future related to the continued development and commercialization of Cubicin, the development of our other drug candidates, as well as investments in other product opportunities. As a result, we cannot predict when we will become profitable, if at all, and if we do, we may not remain profitable for any substantial period of time. If we fail to achieve profitability within the time frame expected by investors, the market price of our common stock may decline.

  We will require additional funds.

        Currently, we are not a self-sustaining business, and we may be required to seek additional funds, even after completion of this offering, due to certain economic and strategic factors. We believe that our existing cash, cash equivalents, investments, the anticipated net proceeds of this offering and the anticipated cash flow from revenues will be sufficient to fund our operating expenses, debt obligations, milestone payments under our collaborative arrangements and capital requirements under our current business plan at least through 2006. We expect capital outlays to increase in 2004 versus 2003 and operating expenditures to increase over the next several years as we expand our infrastructure and research and development activities. We may need to spend more money than currently expected because of unforeseen circumstances or circumstances beyond our control. We have no committed sources of capital and do not know whether additional financing will be available when needed, or, if available, that the terms will be favorable to our stockholders or us.

        We may seek additional funding through public or private financing or other arrangements with collaborative partners. If we raise additional funds by issuing equity securities, further dilution to existing stockholders may result. In addition, as a condition to providing additional funds to us, future investors may demand, and may be granted, rights superior to those of existing stockholders. We cannot be sure, however, that additional financing will be available from any of these sources or, if available, will be available on acceptable or affordable terms.

        Our annual debt service obligations on our 5 1/2% subordinated convertible notes due 2008 are approximately $9.1 million per year in interest payments. Our annual debt service obligations on our 8 1/2% senior convertible notes due in 2005 were approximately $3.3 million per year in interest payments; with the $10.0 million pay down of debt in December 2003, interest payments on these notes are $2.5 million per year. We may add additional lease lines to finance capital expenditures and may obtain additional long-term debt and lines of credit. If we issue other debt securities in the future, our debt service obligations will increase further. If we are unable to generate sufficient cash to meet these obligations and need to use existing cash or liquidate investments in order to fund our debt service obligations, we may be forced to delay or terminate clinical trials, curtail operations, or obtain funds through collaborative and licensing arrangements that may require us to relinquish commercial rights or potential markets or grant licenses on terms that are not favorable to us. If we fail to obtain additional capital, we will not be able to execute our current business plan successfully.

  We may not be able to obtain, maintain or protect certain proprietary rights necessary for the development and commercialization of Cubicin, our other drug candidates and our research technologies.

        Our commercial success will depend in part on obtaining and maintaining U.S. and foreign patent protection for Cubicin, our drug candidates, and our research technologies and successfully enforcing and defending these patents against third party challenges. We consider that in the aggregate our unpatented proprietary technology, patent applications, patents and licenses under patents owned by third parties are of material importance to our operations. The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and involve complex legal and factual questions. The actual protection afforded by a patent can vary from country to country and may depend upon the type of patent, the scope of its coverage and the availability of legal remedies in the country. Legal standards relating to the validity and scope of patents covering pharmaceutical and biotechnological inventions are continually developing, both in the United States and other important markets outside the United States. Our patent position is highly uncertain and involves complex legal and factual questions, and we cannot predict the scope and breadth of patent claims that may be afforded to our patents or to other companies' patents. We cannot assure you that the patents we obtain or the unpatented proprietary technology we hold will afford us significant commercial protection.

        The primary composition of matter patent covering Cubicin in the United States has expired. We own or have licensed a limited number of patents directed toward methods of administration and methods of manufacture of Cubicin. We cannot be sure that patents will be granted with respect to any of our pending patent applications for Cubicin, our other drug candidates, or our research technologies, or with respect to any patent applications filed by us in the future; nor can we be sure that any of our existing patents or any patents that may be granted to us in the future will be commercially useful in protecting Cubicin, our other drug candidates or our technology.

        The degree of future protection for our proprietary rights is uncertain. We cannot be certain that the named applicants or inventors of the subject matter covered by our patent applications or patents, whether directly owned by us or licensed to us, were the first to invent or the first to file patent applications for such inventions. Third parties may challenge, infringe, circumvent or seek to invalidate existing or future patents owned by or licensed to us. A court or other agency with jurisdiction may find our patents invalid and/or unenforceable. Even if we have valid and enforceable patents, these patents still may not provide sufficient protection against competing products or processes.

        If our collaborative partners, employees or consultants develop inventions or processes independently that may be applicable to our products under development, disputes may arise about ownership of proprietary rights to those inventions and/or processes. Such inventions and/or processes will not necessarily become our property, but may remain the property of those persons or their employers. Protracted and costly litigation could be necessary to enforce and determine the scope of our proprietary rights. Moreover, the laws of foreign countries in which we market our drug products may afford little or no effective protection of our intellectual property.

        We may engage in collaborations, sponsored research agreements, and other arrangements with academic researchers and institutions that have received and may receive funding from U.S. government agencies. As a result of these arrangements, the U.S. government or certain third parties may have rights in certain inventions developed during the course of the performance of such collaborations and agreements as required by law or by such agreements.

        We also rely on trade secrets and other unpatented proprietary information in our product development activities. To the extent that we maintain a competitive advantage by relying on trade secret and unpatented proprietary information, such competitive advantage may be compromised if others independently develop the same or similar technology, resulting in an adverse effect on our business, financial condition and results of operations. We seek to protect trade secrets and proprietary information in part through confidentiality provisions and invention assignment provisions in agreements with our collaborative partners, employees and consultants. It is possible that these agreements could be breached or that we might not have adequate remedies for any such breaches.

        Our trademarks, Cubicin, Cubist, and HepeX-B (licensed from XTL Biopharmaceuticals, Ltd.), in the aggregate are considered to be material to our business. All are covered by registrations or pending applications for registration in the U.S. Patent and Trademark Office and in other countries. Trademark protection continues in some countries for as long as the mark is used and, in other countries, for as long as it is registered. Registrations generally are for fixed, but renewable, terms.

  Third-party patent and intellectual property rights may interfere with our ability to commercialize drug products and research technologies.

        Because the patent positions of pharmaceutical and biotechnology companies can be highly uncertain and involve complex legal and factual questions, there can be no assurance that the patents owned and licensed by us, or any future patents, will ensure that others will not be issued patents that may prevent the sale of our drug products or require licensing and the payment of significant fees or royalties. Moreover, to the extent that any of our drug products or methods infringe the patents of a third party, or that our patents or future patents fail to give us an exclusive position in the subject matter claimed in those patents, we will be adversely affected. Patent disputes are frequent and can preclude the commercialization of products. If our drug candidates, drug products, or processes are found to infringe the patents of others or are found to impermissibly utilize the intellectual property of others, our development, manufacture and sale of our infringing drug candidates or drug products could be severely restricted or prohibited. We may be unable to avoid infringement of a third-party patent and may have to obtain a license, defend an infringement action, or challenge the validity of a patent in a court of law or agency of competent jurisdiction. A license may be unavailable on terms and conditions acceptable to us, if at all. Intellectual property litigation can be expensive and time-consuming, and we may be unable to prevail in any such litigation or devote sufficient resources to pursue such litigation. If we do not obtain an appropriate license, if we are found liable for patent infringement or trade secret misappropriation, or if we are not able to have such patents declared invalid and/or unenforceable, we may be liable for significant monetary damages, may encounter significant delays in bringing products to market, and/or may be precluded from participating in the manufacture, use, or sale of products or methods of treatment requiring such licenses.

  If we are unable to discover or in-license drug candidates, develop drug candidates or commercialize drug products, we will not generate significant revenues or become profitable.

        In order to implement our business plan we will need to identify, develop and commercialize additional drug products. Our approach to drug discovery is unproven. We have not tested in humans any drug candidates developed from our drug discovery program, and we cannot assure you that we will test in humans any internally developed drug candidates or that there will be clinical benefits associated with any drug candidates that we do develop.

        Our drug product, Cubicin, and our other current and former drug candidates are the result of in-licensing patents and technologies from third parties. These in-licensing activities represent a significant expense for Cubist and generally require us to pay royalties to other parties on product sales. Unless we are able to use our drug discovery approach to identify suitable drug candidates, in-licensing will be our only source of drug candidates. However, there can be no assurance that we will be able to in-license additional desirable drug candidates on acceptable terms, or at all, or that we will be successful in developing them. For example in February 2004, we discontinued clinical development of CAB-175, a parenteral cephalosporin antibiotic that we had in-licensed from Sandoz GmbH, due to observed adverse events, and in April 2004, we discontinued clinical development of oral formulations of ceftriaxone, a broad-spectrum antibiotic for which we had licensed the underlying technology from International Health Management Associates and the University of Utah, as a result of data from human clinical research studies. Our failure to develop or in-license new drug candidates on acceptable terms would have a material adverse effect on our business, operating results and financial condition.

  A variety of risks associated with our international operations could materially adversely affect our business.

        We have manufacturing and clinical trial relationships outside the United States, and we expect Cubicin to be marketed worldwide. Consequently, we are, and will continue to be, subject to additional risks related to operating in foreign countries. Associated risks of conducting operations in foreign countries include:

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  differing regulatory requirements for drug approvals in foreign countries;

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  the potential for so-called parallel importing;

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  unexpected changes in tariffs, trade barriers and regulatory requirements;

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  economic weakness, including inflation, or political instability in particular foreign economies and markets;

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  compliance with tax, employment, immigration and labor laws for employees living and traveling abroad;

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  foreign taxes including withholding of payroll taxes;

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  foreign currency fluctuations, which could result in increased operating expenses and reduced revenues, and other obligations incident to doing business or operating a subsidiary in another country;

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  workforce uncertainty in countries where labor unrest is more common than in the United States;

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  production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and

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  business interruptions resulting from geo-political actions, including war and terrorism.

        These and other risks associated with our international operations may materially adversely affect our ability to attain or maintain profitable operations.

  If we are not successful in our management transition or in attracting and retaining management team members and other highly qualified individuals in our industry, we may not be able to successfully implement our business strategy.

        Our ability to compete in the highly competitive biotechnology and pharmaceuticals industries, depends in large part upon our ability to attract and retain highly qualified managerial personnel. We historically have been highly dependent on our senior management and scientific team. On June 10, 2003, Michael W. Bonney became our Chief Executive Officer after having served as our President and Chief Operating Officer since 2002. Mr. Bonney has not previously served as the chief executive officer of a publicly traded corporation. Six of our seven executive officers, including Mr. Bonney, have joined us since December 2001. In addition, we have hired several other key members of our management team since June 2002. As a result, our management team has only worked together for a limited period of time. Our future success depends on a successful management transition and will also depend on our continuing to attract, retain and motivate highly skilled management team members. The loss of the services of any of our executive officers or other key employees could potentially harm our business or financial results.

  We may undertake additional strategic acquisitions in the future, and difficulties integrating such acquisitions could damage our ability to attain or maintain profitability.

        Although we have limited experience in acquiring businesses and have completed only one business acquisition since our inception, we may acquire additional businesses that complement or augment our existing business. If we acquire businesses with promising drug candidates or technologies, we may not be able to realize the benefit of acquiring such businesses if we are unable to move one or more drug candidates through pre-clinical and/or clinical development to regulatory approval and commercialization. Integrating any newly acquired businesses or technologies could be expensive and time-consuming, resulting in the diversion of resources from our current business. We may not be able to integrate any acquired business successfully. We cannot assure you that, following an acquisition, we will achieve revenues, specific net income or loss levels, that justify the acquisition or that the acquisition will result in increased earnings, or reduced losses, for the combined company in any future period. Moreover, we may need to raise additional funds through public or private debt or equity financing to acquire any businesses, which may result in dilution for stockholders and the incurrence of indebtedness. We may not be able to operate acquired businesses profitably or otherwise implement our growth strategy successfully.

Risks Related to Our Industry

  Our products will be subject to ongoing regulatory review.

        Regulatory approvals can be conditioned on certain factors that may delay the marketing of drug products, and increase the cost of developing, manufacturing, or marketing drug products. Our company, our drug products and the manufacturing facilities for our drug products are subject to continual review and periodic inspection by the FDA and other regulatory agencies for compliance with post-approval regulatory requirements, including GMP regulations, adverse event reporting and other requirements. In addition, if there are any modifications to a drug product, further regulatory approval will be required. Failure to comply with manufacturing and other post-approval regulations of the FDA and other regulatory agencies can, among other things, result in fines, denial or withdrawal of regulatory approvals, product recalls or seizures, operating restrictions and criminal prosecution. Later discovery of previously unknown problems with a drug product, manufacturer or facility may result in restrictions on the drug product, us or our manufacturing facilities, including withdrawal of the drug product from the market. The cost of compliance with pre- and post-approval regulation may have a negative effect on our operating results and financial condition.

  We could incur substantial costs resulting from product liability claims relating to our pharmaceutical products.

        The nature of our business exposes us to potential liability risks inherent in the testing, manufacturing and marketing of pharmaceutical products. Our products and the clinical trials utilizing our products and drug candidates may expose us to product liability claims and possible adverse publicity. Product liability insurance is expensive, is subject to deductibles and coverage limitations, and may not be available in the future. While we currently maintain product liability insurance coverage that we believe is adequate for our current operations, we cannot be sure that such coverage will be adequate to cover any incident or all incidents. In addition, we cannot be sure that we will be able to maintain or obtain insurance coverage at acceptable costs or in a sufficient amount, that our insurer will not disclaim coverage as to a future claim or that a product liability claim would not otherwise adversely affect our business, operating results or financial condition.

  We may become involved in patent litigation or other intellectual property proceedings relating to our products or processes that could result in liability for damage or stop our development and commercialization efforts.

        The pharmaceutical industry has been characterized by significant litigation and interference and other proceedings regarding patents, patent applications, trademarks and other intellectual property rights. The types of situations in which we may become parties to such litigation or proceedings include:

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  We or our collaborators may initiate litigation or other proceedings against third parties to enforce our patent rights.

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  We or our collaborators may initiate litigation or other proceedings against third parties to seek to invalidate the patents held by such third parties or to obtain a judgment that our products or processes do not infringe such third parties' patents.

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  If our competitors file patent applications that claim technology also claimed by us, we or our collaborators may participate in interference or opposition proceedings to determine the priority of invention.

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  If third parties initiate litigation claiming that our processes or products infringe their patent or other intellectual property rights, we and our collaborators will need to defend against such proceedings.

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  If third parties initiate litigation claiming that our brand names infringe their trademarks, we and our collaborators will need to defend against such proceedings.

        An adverse outcome in any litigation or other proceeding could subject us to significant liabilities to third parties and require us to cease using the technology that is at issue or to license the technology from third parties. We may not be able to obtain any required licenses on commercially acceptable terms or at all.

        The cost of any patent litigation or other proceeding, even if resolved in our favor, could be substantial. Some of our competitors may be able to sustain the cost of such litigation and proceedings more effectively than we can because of their substantially greater resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace. Patent litigation and other proceedings may also absorb significant management time.

  Our ability to generate future revenues from any drug products that we successfully develop and for which we obtain regulatory approval will depend on reimbursement and drug pricing.

        Acceptable levels of reimbursement for costs of developing and manufacturing of drug products and treatments related to those drug products by government authorities, private health insurers and other organizations, such as HMOs, will have an effect on the successful commercialization of, and attracting collaborative partners to invest in the development of, our drugs and drug candidates. We cannot be sure that reimbursement in the United States or elsewhere will be available for any drug products we may develop or, if already available, will not be decreased in the future. The U.S. Congress recently enacted a limited prescription drug benefit for Medicare recipients in the Medicare Prescription Drug and Modernization Act of 2003. While the program established by this statute may increase demand for our products, if we participate in this program, our prices will be negotiated with drug procurement organizations for Medicare beneficiaries and are likely to be lower than we might otherwise obtain. Non-Medicare third-party drug procurement organizations may also base the price they are willing to pay on the rate paid by drug procurement organizations for Medicare beneficiaries. Also, we cannot be sure that reimbursement amounts will not reduce the demand for, or the price of, our drug products. Any reduction in demand would adversely affect our business. If reimbursement is not available or is available only at limited levels, we may not be able to obtain collaborative partners to manufacture and commercialize drug products, and may not be able to obtain a satisfactory financial return on our own manufacture and commercialization of any future drug products.

        Third-party payors are increasingly challenging prices charged for medical products and services. Also, the trend toward managed health care in the United States and the concurrent growth of organizations such as HMOs, as well as legislative proposals to reform health care or reduce government insurance programs, may result in lower prices for pharmaceutical products, including any products that may be offered by us in the future. Cost-cutting measures that health care providers are instituting, and the effect of any health care reform, could materially adversely affect our ability to sell any drugs that are successfully developed by us and approved by regulators. Moreover, we are unable to predict what additional legislation or regulation, if any, relating to the health care industry or third-party coverage and reimbursement may be enacted in the future or what effect such legislation or regulation would have on our business. Outside the United States certain countries set prices in connection with the regulatory process. We cannot be sure that such prices will be acceptable to us or our collaborative partners.

  Our corporate compliance program cannot ensure that we are in compliance with all applicable "fraud and abuse" laws and regulations, and a failure to comply with such regulations or prevail in litigation related to noncompliance could harm our business.

        Pharmaceutical companies have faced lawsuits and investigations pertaining to violations of health care "fraud and abuse" laws, such as the federal false claims act, the federal anti-kickback statute, and other state and federal laws and regulations. While we have developed and implemented a corporate compliance program based upon what we believe are current best practices, we cannot guarantee that this program will protect us from future lawsuits or investigations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.

  Competitors may develop drug products that make our drug products obsolete.

        Researchers are continually learning more about diseases, which may lead to new technologies for treatment. Even if we are successful in developing effective drug products, new drug products introduced after we commence marketing of any drug product may be safer, more effective, less expensive, or easy to administer than our drug products.

  We operate in a competitive labor market, and our inability to hire and retain highly qualified personnel could limit our operations and results.

        Our success in large part depends upon our ability to attract, train, motivate and retain qualified personnel for all aspects of our business. Because of great demand for qualified personnel and the numerous opportunities available to them in the biotechnology and pharmaceutical industries, we have experienced intense competition in attracting and retaining employees from the limited number of qualified personnel available. Because of this intense competition, we have had to interview a large number of candidates to meet our hiring needs. Other biotechnology and pharmaceutical companies with whom we compete for qualified personnel have greater financial and other resources, different risk profiles, and a longer history in the industry than we do. They also may provide more diverse opportunities and better chances for career advancement. Some of these factors may be more appealing to high quality candidates than what we have to offer. If we are unable to continue to attract and retain high quality personnel, the rate at which we can discover, develop and commercialize drug candidates will be limited.

  Our use of hazardous materials, chemicals, viruses and radioactive compounds exposes us to potential liabilities.

        Our research and development involves the controlled use of hazardous materials, chemicals, viruses, bacteria and various radioactive compounds. We are subject to numerous environmental and safety laws and regulations. We are subject to periodic inspections for possible violations of any environmental or safety law or regulation. Any violation of, and the cost of compliance with, the regulations could adversely effect our operations. Although we believe that our safety procedures for handling and disposing of hazardous materials comply with the standards prescribed by state and federal regulations, we cannot completely eliminate the risk of accidental contamination or injury from these materials. In the event of an accident or a determination of non-compliance, we could be held liable for significant damages or fines.

Risks Related to the Ownership of Our Common Stock

  Our stock price may be volatile, and your investment in our stock could decline in value.

        The trading price of our common stock has been, and is likely to continue to be volatile. Our stock price could be subject to wide fluctuations in response to a variety of factors, including the following:

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  failure to meet any revenue projections made by us or securities analysts;

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  actual or anticipated variations in quarterly operating results;

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  changes in financial estimates by securities analysts;

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  adverse results or delays in clinical trials;

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  our decision to initiate a clinical trial, not to initiate a clinical trial or to terminate an existing clinical trial;

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  inability to obtain adequate product supply for any approved drug product or inability to do so at acceptable prices;

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  the termination of a collaboration or the inability to establish additional collaborations;

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  adverse regulatory decisions;

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  unanticipated serious safety concerns related to the use of Cubicin;

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  introduction of new products or services offered by us or our competitors;

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  announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

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  our failure to commercialize additional drug products;

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  issuances of debt or equity securities; and

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  other events or factors, many of which are beyond our control.

        In addition, the stock market in general, and the Nasdaq National Market and biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against companies. This type of litigation, if instituted, could result in substantial costs and a diversion of management's attention and resources, which would harm our business.

  An adverse outcome of the SEC's investigation into trading in our common stock around the time we disclosed information about the results of our Community Acquired Pneumonia trial could cause our stock price to decline.

        In May 2004, the staff of the SEC advised us and our Chairman that it was considering whether we or our Chairman had a duty under the anti-fraud provisions of the federal securities laws to disclose information about the results of our Community Acquired Pneumonia trial, or CAP trial, prior to our January 16, 2002 press release. Prior to being notified in May 2004 that the SEC had decided to investigate the Company, we had been aware that the staff of the SEC had been conducting a formal investigation captioned "In the Matter of Trading in the Securities of Cubist Pharmaceuticals, Inc." We had understood that the investigation was regarding whether there had been any trading in shares of our common stock while certain individuals were in possession of material nonpublic information about the results of the CAP trial. We believe that the SEC has authorized but not yet filed a civil enforcement action against the wife of our Chairman that will allege that she transmitted material non-public information about the results of the CAP trial prior to our press release of January 16, 2002. We recently had discussions, which have been completed, with the Nasdaq National Market in connection with a 2002 NASD Regulation inquiry into trading in advance of the January 16, 2002 press release.

        We cannot predict the outcome of the investigation and do not know what action, if any, the SEC staff may finally recommend. If the investigation results in a determination that we have failed to properly disclose information relating to the results of our CAP trial, we could be subject to class action lawsuits and derivative actions, substantial fines or penalties and other sanctions, which may adversely affect our stock price and our ability to raise capital. In addition, if the SEC institutes insider trading or other proceedings as a result of its investigation, our stock price may decline, even if we are not specifically named as a party to any of these proceedings.

  We are exposed to potential risks from recent legislation requiring companies to evaluate controls under Section 404 of the Sarbanes-Oxley Act of 2002.

        The Sarbanes-Oxley Act requires that we maintain effective internal controls over financial reporting and disclosure controls and procedures. Among other things, we must perform system and process evaluation and testing of our internal controls to allow management to report on, and our independent registered public accounting firm to attest to, our internal controls, as required by Section 404 of the Sarbanes-Oxley Act. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls that we would be required to remediate in a timely manner so as to be able to comply with the requirements of Section 404 for the year ending December 31, 2004. If we are not able to comply with the requirements of Section 404 in a timely manner, we could be subject to sanctions or investigations by the SEC, the Nasdaq National Market or other regulatory authorities, which would require additional financial and management resources and could adversely affect the market price of our common stock.

  If our officers, directors and certain stockholders choose to act together, they may be able to significantly influence our management and operations, acting in their best interests and not necessarily those of other stockholders.

        As of January 1, 2004, our directors, executive officers and greater than 5% stockholders and their affiliates beneficially owned approximately 29% of our issued and outstanding common stock. Accordingly, they collectively may have the ability to significantly influence the election of all of our directors and to significantly influence the outcome of corporate actions requiring stockholder approval. They may exercise this ability in a manner that advances their best interests and not necessarily those of other stockholders.

  We have implemented anti-takeover provisions that could discourage, prevent or delay a takeover, even if the acquisition would be beneficial to our stockholders.

        The existence of our stockholder rights plan and provisions of our amended and restated certificate of incorporation and bylaws, as well as provisions of Delaware law, could make it difficult for a third party to acquire us, even if doing so would benefit our stockholders.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.
By:
/s/ CHRISTOPHER D. T. GUIFFRE Christopher D. T. Guiffre, Senior Vice President, General Counsel and Secretary
Dated: November 17, 2004

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